SECURITIES AND EXCHANGE COMMISSION

                      Washington, DC 20549

                            FORM 8-K

                         Current Report

             Pursuant to Section 13 or 15(d) of the
                Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 14, 2000
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                   BONE CARE INTERNATIONAL, INC.
                   -----------------------------
    (Exact Name of Registrant as Specified in Charter)

                          Wisconsin
                          ---------
          State or Other Jurisdiction of Incorporation
        0-27854                            39-1527471
        -------                            ----------
(Commission File Number)      (I.R.S. Employer Identification No.)

 One Science Court, Madison, Wisconsin                  53711
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   (Address of Principal Executive Offices)          (Zip Code)


Registrant's Telephone Number, Including Area Code:  (608) 236-2500

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(Former Name or Former Address, if Changed Since
 Last Report)
Item 4.  Change in Registrant's Certifying Accountant

     (b)  New Independent Accountant

          (i) On February 14, 2000, Bone Care International, Inc. engaged Arthur Andersen LLP ("Arthur Andersen") as its independent accountants. The decision to engage Arthur Andersen LLP was made on the recommendation of the Audit Committee of the Board of Directors.

          (ii) During the two most recent fiscal years and interim periods subsequent to June 30, 1999 and prior to engaging Arthur Andersen, neither the Registrant nor anyone on its behalf consulted Arthur Andersen regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Registrant's financial statements or, except as described in (iii) below, any matter that was either the subject of a disagreement (as defined in Regulation S-K item 304(a)(i)(iv)) or a reportable event (as defined in Regulation S-K item 304(a)(i)(v)).

          (iii) During the period from July 1, 1999 through January 27, 2000, the Registrant had discussions with KPMG related to the appropriate reserve for returns of Hectorol, Registrant's first commercially available product. At the time of dismissal of KPMG, the Registrant had not resolved with KPMG the appropriate reserve amount for the Registrant's financial statements. Prior to January 27, 2000 when Registrant dismissed KPMG LLP ("KPMG") as its independent accountants, Registrant did not consult Arthur Andersen LLP regarding any matter which was the subject of a disagreement
between Registrant and KPMG .   On February 11, 2000, Registrant began to
consult Arthur Andersen concerning the appropriate reserve amount for returns of Hectorol, and Arthur Andersen assisted Registrant in drafting a response filed February 15, 2000 with the Securities Exchange Commission concerning Registrant's reserve policy. Arthur Andersen has orally expressed its concurrence with Registrant's reserve policy. Registrant did not consult KPMG concerning these matters following the dismissal of KPMG.


                         SIGNATURES

              Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  February 21, 2000


                              BONE CARE INTERNATIONAL, INC.


                              By:  /s/ Richard B. Mazess, Ph.D.
                                   ----------------------------
                                     Richard B. Mazess, Ph.D.
                                     Chairman and Director